As filed with the Securities and Exchange Commission on June 19, 1996
                                                          Registration No. 33-
- -------------------------------------------------------------------------------
     S E C U R I T I E S    A N D    E X C H A N G E      C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  APPLIX, INC.
                ------------------------------------------------
               (Exact name of issuer as specified in its charter)


        Massachusetts                                       04-2781676
- -------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


              112 Turnpike Road, Westboro, Massachusetts  01581-2831
              ------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)

                          1996 DIRECTOR STOCK OPTION PLAN
                         -------------------------------
                            (Full title of the plan)

                             Patrick J. Rondeau, Esq.
                                 Hale and Dorr
                                60 State Street
                           Boston, Massachusetts 02109
                    ---------------------------------------
                    (Name and address of agent for service)

                                  (617) 526-6670
          ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

 Title of                         Proposed        Proposed
Securities      Amount to         Maximum         Maximum          Amount of
  to be            be          Offering Price    Aggregate       Registration
Registered      Registered       Per Share    Offering Price         Fee
- ----------      ----------       ---------    --------------         ---
Common Stock,     50,000         $30.50(1)     $1,525,000(1)        $526
$.0025 par        shares
value

- -----------

         (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on June 14, 1996 in accordance with Securities Act Rule 457(c) and (h).



                              Page 1 of 15 pages.
                        Exhibit Index begins on page 8.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the 1996 Director Stock Option Plan of Applix, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.  Incorporation of Certain Documents by Reference.
                 ------------------------------------------------

        The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission on April 1, 1996.

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                (c) Registration Statement on Form 8-A as filed with the Commission on October 28, 1994.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

        Item 4.  Description of Securities.
                 -------------------------

        Not applicable.

        Item 5.  Interests of Named Experts and Counsel.
                 ---------------------------------------

        Not applicable.

        Item 6.  Indemnification of Directors and Officers.
                 ------------------------------------------

        Section 67 of the Massachusetts Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against liabilities incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, unless such person shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

        The Registrant's Articles of Organization provide that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the Articles of Organization) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

        In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

        The Registrant's Articles of Organization further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Massachusetts Business Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

        The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

        Item 7. Exemption From Registration Claimed.
                -----------------------------------

        Not applicable.

        Item 8. Exhibits.
                --------

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

        Item 9. Undertakings.
                -------------

        1.      The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts, on this 17th day of June, 1996.


                                        APPLIX, INC.



                                        By: /s/ Jitendra S. Saxena
                                            ----------------------------------
                                            Jitendra S. Saxena
                                            President and
                                            Chief Executive Officer




                               POWER OF ATTORNEY

        We, the undersigned officers and directors of Applix, Inc. hereby severally constitute and appoint Patrick J. Scannell, Jr. and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Applix, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        WITNESS our hands and common seal on the date set forth below.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 17, 1996.


     Signature                      Title
     ---------                      -----


/s/ Jitendra S. Saxena              President, Chief Executive Officer
- ------------------------------      and Director (Principal Executive  Officer)
Jitendra S. Saxena



/s/ Patrick J. Scannell, Jr.        Vice President, Finance & Administration,
- ------------------------------      Chief Financial Officer and Treasurer
Patrick J. Scannell, Jr.            (Principal Financial and Accounting Officer)




                                    Director
- ------------------------------
Richard J. Davis



/s/ Paul J. Ferri                   Director
- ------------------------------
Paul J. Ferri



/s/ Alain J. Hanover                Director
- ------------------------------
Alain J. Hanover



/s/ David C. Mahoney                Director
- ------------------------------
David C. Mahoney

                                EXHIBIT INDEX
                                -------------


Exhibit                                                             Sequential
Number                                                              Page Number
- -------                                                             -----------


4.1       Restated Articles of Organization. (1)                           --

4.2       Articles of Amendment to Restated Articles
          of Organization.                                                  9

4.3       By-Laws.(2)                                                      --

4.4       Specimen Certificate of Common Stock of the                      --
          Registrant.(3)

5.1       Opinion of Hale and Dorr.                                        13

23.1      Consent of Hale and Dorr (included in Exhibit 5.1).              --


23.2      Consent of Coopers & Lybrand.                                    14

23.3      Consent of Arthur Andersen LLP.                                  15

24.1      Power of Attorney (included in the signature                     --
          pages of this Registration Statement).


- -----------------------

(1) Incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-85688).